Exhibit 99.1
Couchbase Announces Second Quarter Fiscal 2023 Financial Results
Santa Clara, Calif., - September 7, 2022 – Couchbase, Inc. (NASDAQ: BASE), provider of a leading modern database for enterprise applications, today announced financial results for its second quarter ended July 31, 2022.
“I’m pleased to report that we delivered results above the high end of guidance, including another quarter of 30% constant currency ARR growth,” said Matt Cain, President and CEO of Couchbase. “Our differentiated database-as-a-service Capella continues to build momentum as evidenced by enthusiastic customer receptivity and growing transaction volume. Despite a more challenging macroeconomic environment, we remain confident that our modern database is well positioned to enable our customers to fulfill their digital transformation objectives.”
Second Quarter Fiscal 2023 Financial Highlights
•Revenue: Total revenue for the quarter was $39.8 million, an increase of 34% year-over-year. Subscription revenue for the quarter was $37.1 million, an increase of 32% year-over-year.
•Annual recurring revenue (ARR): Total ARR as of July 31, 2022 was $145.2 million, an increase of 26% year-over-year, or 30% on a constant currency basis. See the section titled “Key Business Metrics” below for details.
•Gross margin: Gross margin for the quarter was 88.0%, compared to 88.1% for the second quarter of fiscal 2022. Non-GAAP gross margin for the quarter was 88.7%, compared to 88.3% for the second quarter of fiscal 2022. See the section titled “Use of Non-GAAP Financial Measures” and the tables titled “Reconciliation of GAAP to Non-GAAP Results” below for details.
•Loss from operations: Loss from operations for the quarter was $15.2 million, compared to $14.0 million for the second quarter of fiscal 2022. Non-GAAP operating loss for the quarter was $8.4 million, compared to $12.0 million for the second quarter of fiscal 2022.
•Cash flow: Cash flow used in operating activities for the quarter was $7.7 million, compared to $16.0 million in the second quarter of fiscal 2022. Capital expenditures were $1.7 million during the quarter, leading to negative free cash flow of $9.3 million, compared to negative free cash flow of $16.0 million in the second quarter of fiscal 2022.
•Remaining performance obligations (RPO): RPO as of July 31, 2022 was $166.5 million, an increase of 40% year-over-year.
Recent Business Highlights
•In a sponsored benchmark program with global IT service provider Altoros, Capella significantly outperformed competing database-as-a-service offerings across various workloads and cluster sizes. The performance testing leveraged the Yahoo! Cloud Serving Benchmark standard for NoSQL database benchmarking.

•Announced the general availability of Capella App Services, a fully managed application backend, on Google Cloud. By expanding multi-cloud support for our fully managed offline-first data sync offering, customers can easily move Capella App Services between public clouds.
•Granted a third U.S. patent, this time for innovative use of inverted search indexes for querying array fields in JSON. The patent explains how to build indexes with an unlimited number of array keys and query them efficiently using SQL++, Couchbase's query language. Prior to this innovation, databases could only index a single array key per index, which limited the query performance.
•Introduced the Couchbase Ambassador Program, designed to support and empower Couchbase’s community of users and contributors who are passionate about and experts in Couchbase technology to share their knowledge with a broader developer audience.
•Launched the Couchbase Community Hub to better connect users and contributors as well as foster increased sharing, learning and discovery. The Community Hub is a new space for the Couchbase developer community that complements the existing Couchbase Discord server and Couchbase Community Forums.
•Recognized as one of the Best Workplaces in the Bay Area in 2022 by Great Place to Work and Fortune Magazine.
Financial Outlook

For the third quarter and full year of fiscal 2023, Couchbase expects:

	Q3 FY2023 Outlook	FY2023 Outlook
Total Revenue	$36.5-36.7 million	$149.5-150.5 million
Total ARR	$149.3-151.3 million	$159.5-163.5 million
Non-GAAP Operating Loss	$14.7-14.5 million	$51.8-50.8 million
The guidance provided above is based on several assumptions that are subject to change and many of which are outside our control. If actual results vary from these assumptions, our expectations may change. There can be no assurance that we will achieve these results.
Couchbase is not able, at this time, to provide GAAP targets for operating loss for the third quarter or full year of fiscal 2023 because of the difficulty of estimating certain items excluded from non-GAAP operating loss that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.
Conference Call Information

Couchbase will host a live webcast at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) on Wednesday, September 7, 2022, to discuss its financial results and business highlights. The live webcast and a webcast replay can be accessed from the investor relations page of Couchbase’s website at investors.couchbase.com.

About Couchbase
At Couchbase, we believe data is at the heart of the enterprise. We empower developers and architects to build, deploy and run their most mission-critical applications. Couchbase delivers a high-performance, flexible and scalable modern database that runs across the data center and any cloud. Many of the world’s largest enterprises rely on Couchbase to power the core applications their businesses depend on. For more information, visit www.couchbase.com.
Couchbase has used, and intends to continue using, its investor relations website and the corporate blog at blog.couchbase.com to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the corporate blog in addition to following our press releases, SEC filings and public conference calls and webcasts.
Use of Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, we believe certain non-GAAP financial measures are useful to investors in evaluating our operating performance. We use certain non-GAAP financial measures, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, may be helpful to investors because they provide consistency and comparability with past financial performance and meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. Non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP financial measures used by other companies. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures (provided in the financial statement tables included in this press release), and not to rely on any single financial measure to evaluate our business.
Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss attributable to common stockholders and non-GAAP net loss per share attributable to common stockholders: We define these non-GAAP financial measures as their respective GAAP measures, excluding expenses related to stock-based compensation expense and employer taxes on employee stock transactions. We use these non-GAAP financial measures in conjunction with GAAP measures to assess our performance, including in the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance.

Beginning with the first quarter of fiscal 2023, we have excluded employer payroll taxes on employee stock transactions, which is a cash expense, from our non-GAAP results. These payroll taxes have been excluded from our non-GAAP results because they are tied to the timing and size of the exercise or vesting of the underlying equity awards, and the price of our common stock at the time of vesting or exercise may vary from period to period independent of the operating performance of our business. Prior period non-GAAP financial measures have not been adjusted to reflect this change, and the effect of this change is not material for any period previously presented.
Free cash flow: We define free cash flow as cash used in operating activities less additions of property and equipment, which includes capitalized internal-use software costs. We believe free cash flow is a useful indicator of liquidity that provides our management, board of directors and investors with information about our future ability to generate or use cash to enhance the strength of our balance sheet and further invest in our business and pursue potential strategic initiatives.
Please see the reconciliation tables at the end of this press release for the reconciliation of GAAP and non-GAAP results.
Key Business Metrics
We review a number of operating and financial metrics, including ARR, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions.
We define ARR as of a given date as the annualized recurring revenue that we would contractually receive from our customers in the month ending 12 months following such date. Based on historical experience with customers, we assume all contracts will be automatically renewed at the same levels unless we receive notification of non-renewal and are no longer in negotiations prior to the measurement date. ARR also includes revenue from consumption-based cloud credits of Couchbase Capella products. ARR for Couchbase Capella products is calculated by annualizing the prior 90 days of actual consumption, assuming no increases or reductions in usage. ARR excludes revenue derived from the use of cloud products only based on on-demand arrangements and services revenue. ARR should be viewed independently of revenue, and does not represent our revenue under GAAP on an annualized basis, as it is an operating metric that can be impacted by contract start and end dates and renewal dates. ARR is not intended to be a replacement for forecasts of revenue. Although we seek to increase ARR as part of our strategy of targeting large enterprise customers, this metric may fluctuate from period to period based on our ability to acquire new customers and expand within our existing customers. We believe that our ARR is an important indicator of the growth and performance of our business. We updated our definition of ARR beginning in the first quarter of fiscal 2023 to include revenue from consumption-based cloud credits of Couchbase Capella products by annualizing the prior 90 days of actual consumption, assuming no increases or reductions in usage. The reason for this change is to better reflect the ARR for Couchbase Capella products following the launch of Couchbase Capella in fiscal 2022. ARR for periods prior to the first quarter of fiscal 2023 has not been adjusted to reflect this change as it is not material to any period previously presented.
We also attempt to represent the changes in the underlying business operations by eliminating fluctuations caused by changes in foreign currency exchange rates within the current period. We calculate constant currency growth rates by applying the applicable prior period exchange rates to current period results.

Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, quotations of management, the section titled “Financial Outlook” above and statements about Couchbase’s market position, strategies and potential market opportunities. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and, in some cases, can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “remain,” “may,” “might,” “will,” “would” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond our control, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to: our history of net losses and ability to achieve or maintain profitability in the future; our ability to continue to grow on pace with historical rates; our ability to manage our growth effectively; intense competition and our ability to compete effectively; cost-effectively acquiring new customers or obtaining renewals, upgrades or expansions from our existing customers; the market for our products and services being relatively new and evolving, and our future success depending on the growth and expansion of this market; our ability to innovate in response to changing customer needs, new technologies or other market requirements; our limited operating history, which makes it difficult to predict our future results of operations; the significant fluctuation of our future results of operations and ability to meet the expectations of analysts or investors; our significant reliance on revenue from subscriptions, which may decline and, the recognition of a significant portion of revenue from subscriptions over the term of the relevant subscription period, which means downturns or upturns in sales are not immediately reflected in full in our results of operations; and the impact of geopolitical and macroeconomic factors and the ongoing COVID-19 pandemic. Further information on risks that could cause actual results to differ materially from forecasted results are included in our filings with the Securities and Exchange Commission that we may file from time to time, including those more fully described in our Annual Report on Form 10-K for the fiscal year ended January 31, 2022. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2022 that will be filed with the Securities and Exchange Commission, which should be read in conjunction with this press release and the financial results included herein. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Investor Contact:
Edward Parker
ICR for Couchbase
IR@couchbase.com
Media Contact:
Michelle Lazzar
Couchbase Communications
CouchbasePR@couchbase.com

Couchbase, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Revenue:
License	$6,382	$4,416	$11,389	$8,694
Support and other	30,677	23,613	57,651	45,800
Total subscription revenue	37,059	28,029	69,040	54,494
Services	2,732	1,670	5,604	3,160
Total revenue	39,791	29,699	74,644	57,654
Cost of revenue:
Subscription(1)	2,521	2,072	4,917	4,124
Services(1)	2,260	1,453	4,515	2,793
Total cost of revenue	4,781	3,525	9,432	6,917
Gross profit	35,010	26,174	65,212	50,737
Operating expenses:
Research and development(1)	14,341	12,623	28,762	25,164
Sales and marketing(1)	27,473	22,263	54,316	42,897
General and administrative(1)	8,429	5,278	16,355	10,775
Total operating expenses	50,243	40,164	99,433	78,836
Loss from operations	(15,233)	(13,990)	(34,221)	(28,099)
Interest expense	(25)	(252)	(50)	(497)
Other income (expense), net	261	(77)	(295)	7
Loss before income taxes	(14,997)	(14,319)	(34,566)	(28,589)
Provision for income taxes	372	151	637	480
Net loss	$(15,369)	$(14,470)	$(35,203)	$(29,069)
Cumulative dividends on Series G redeemable convertible preferred stock	—	(1,438)	—	(2,917)
Net loss attributable to common stockholders	$(15,369)	$(15,908)	$(35,203)	$(31,986)
Net loss per share attributable to common stockholders, basic and diluted	$(0.34)	$(1.76)	$(0.79)	$(4.16)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	44,648	9,045	44,459	7,696
_______________________________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Cost of revenue—subscription	$141	$30	$263	$57
Cost of revenue—services	117	24	211	46
Research and development	2,087	569	3,986	1,139
Sales and marketing	2,463	688	4,450	1,229
General and administrative	1,919	670	3,267	1,339
Total stock-based compensation expense	$6,727	$1,981	$12,177	$3,810

Couchbase, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of July 31, 2022	As of January 31, 2022

Assets
Current assets
Cash and cash equivalents	$46,338	$95,688
Short-term investments	145,767	110,266
Accounts receivable, net	29,018	36,696
Deferred commissions	11,525	11,783
Prepaid expenses and other current assets	9,655	8,559
Total current assets	242,303	262,992
Property and equipment, net	5,639	4,288
Operating lease right-of-use assets(2)	7,696	—
Deferred commissions, noncurrent	7,798	8,243
Other assets	1,334	1,219
Total assets	$264,770	$276,742
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,579	$1,923
Accrued compensation and benefits	10,530	16,143
Other accrued expenses	4,103	3,231
Operating lease liabilities(2)	3,075	—
Deferred revenue	67,139	69,010
Total current liabilities	90,426	90,307
Operating lease liabilities, noncurrent(2)	5,491	—
Deferred revenue, noncurrent	2,467	2,713
Other liabilities	—	507
Total liabilities	98,384	93,527
Stockholders’ equity
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	544,614	525,392
Accumulated other comprehensive loss	(1,043)	(195)
Accumulated deficit	(377,185)	(341,982)
Total stockholders’ equity	166,386	183,215
Total liabilities and stockholders’ equity	$264,770	$276,742
_______________________________
(2)The Company adopted ASU 2016-02, “Leases” (Topic 842) using the modified retrospective method as of February 1, 2022 and elected the transition option that allows the Company not to restate the comparative periods in its financial statements in the year of adoption.

Couchbase, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Cash flows from operating activities
Net loss	$(15,369)	$(14,470)	$(35,203)	$(29,069)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	727	698	1,466	1,406
Amortization of debt issuance costs	—	15	—	15
Stock-based compensation, net of amounts capitalized	6,727	1,981	12,177	3,810
Amortization of deferred commissions	4,401	3,368	8,410	6,326
Non-cash lease expense	752	—	1,400	—
Foreign currency transaction losses	62	80	1,036	5
Other	103	34	301	68
Changes in operating assets and liabilities
Accounts receivable	(4,452)	(2,712)	7,329	15,845
Deferred commissions	(3,908)	(4,353)	(7,706)	(7,071)
Prepaid expenses and other assets	(1,526)	(3,950)	(1,214)	(5,848)
Accounts payable	2,812	3,532	3,543	4,553
Accrued compensation and benefits	2,504	3,183	(5,608)	(91)
Accrued expenses and other liabilities	1,106	(1,081)	1,035	(1,749)
Operating lease liabilities	(445)	—	(1,111)	—
Deferred revenue	(1,149)	(2,311)	(2,117)	(7,375)
Net cash used in operating activities	(7,655)	(15,986)	(16,262)	(19,175)
Cash flows from investing activities
Purchases of short-term investments	(15,838)	(5,407)	(69,468)	(7,133)
Maturities of short-term investments	23,202	7,095	32,802	12,285
Additions to property and equipment	(1,677)	(20)	(2,476)	(250)
Net cash provided by (used in) investing activities	5,687	1,668	(39,142)	4,902
Cash flows from financing activities
Proceeds from exercise of stock options	753	2,841	3,367	4,288
Proceeds from issuance of common stock under ESPP	—	—	3,525	—
Proceeds from initial public offering, net of underwriting discounts and commissions	—	214,854	—	214,854
Payments of deferred offering costs	—	(1,356)	—	(2,795)
Net cash provided by financing activities	753	216,339	6,892	216,347
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(119)	(119)	(838)	(125)
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,334)	201,902	(49,350)	201,949
Cash, cash equivalents, and restricted cash at beginning of period	48,215	37,887	96,231	37,840
Cash, cash equivalents, and restricted cash at end of period	$46,881	$239,789	$46,881	$239,789
Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets to the amounts shown above:
Cash and cash equivalents	$46,338	$239,246	$46,338	$239,246
Restricted cash included in other assets	543	543	543	543
Total cash, cash equivalents and restricted cash	$46,881	$239,789	$46,881	$239,789

Couchbase, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Total revenue	$39,791	$29,699	$74,644	$57,654
Gross profit	$35,010	$26,174	$65,212	$50,737
Add: Stock-based compensation expense	258	54	474	103
Add: Employer taxes on employee stock transactions	22	—	24	—
Non-GAAP gross profit	$35,290	$26,228	$65,710	$50,840
Gross margin	88.0%	88.1%	87.4%	88.0%
Non-GAAP gross margin	88.7%	88.3%	88.0%	88.2%

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP research and development	$14,341	$12,623	$28,762	$25,164
Less: Stock-based compensation expense	(2,087)	(569)	(3,986)	(1,139)
Less: Employer taxes on employee stock transactions	(45)	—	(69)	—
Non-GAAP research and development	$12,209	$12,054	$24,707	$24,025

GAAP sales and marketing	$27,473	$22,263	$54,316	$42,897
Less: Stock-based compensation expense	(2,463)	(688)	(4,450)	(1,229)
Less: Employer taxes on employee stock transactions	(67)	—	(103)	—
Non-GAAP sales and marketing	$24,943	$21,575	$49,763	$41,668

GAAP general and administrative	$8,429	$5,278	$16,355	$10,775
Less: Stock-based compensation expense	(1,919)	(670)	(3,267)	(1,339)
Less: Employer taxes on employee stock transactions	(13)	—	(84)	—
Non-GAAP general and administrative	$6,497	$4,608	$13,004	$9,436

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Reconciliation of GAAP operating loss to non-GAAP operating loss:
Total revenue	$39,791	$29,699	$74,644	$57,654
Loss from operations	$(15,233)	$(13,990)	$(34,221)	$(28,099)
Add: Stock-based compensation expense	6,727	1,981	12,177	3,810
Add: Employer taxes on employee stock transactions	147	—	280	—
Non-GAAP operating loss	$(8,359)	$(12,009)	$(21,764)	$(24,289)
Operating margin	(38)%	(47)%	(46)%	(49)%
Non-GAAP operating margin	(21)%	(40)%	(29)%	(42)%

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Reconciliation of GAAP net loss attributable to common stockholders to non-GAAP net loss attributable to common stockholders:
Net loss attributable to common stockholders	$(15,369)	$(15,908)	$(35,203)	$(31,986)
Add: Stock-based compensation expense	6,727	1,981	12,177	3,810
Add: Employer taxes on employee stock transactions	147	—	280	—
Non-GAAP net loss attributable to common stockholders	$(8,495)	$(13,927)	$(22,746)	$(28,176)
GAAP net loss per share attributable to common stockholders	$(0.34)	$(1.76)	$(0.79)	$(4.16)
Non-GAAP net loss per share attributable to common stockholders	$(0.19)	$(1.54)	$(0.51)	$(3.66)
Weighted average shares outstanding, basic and diluted	44,648	9,045	44,459	7,696
The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for each of the periods indicated (in thousands, unaudited):

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Net cash used in operating activities	$(7,655)	$(15,986)	$(16,262)	$(19,175)
Less: Additions to property and equipment	(1,677)	(20)	(2,476)	(250)
Free cash flow	$(9,332)	$(16,006)	$(18,738)	$(19,425)
Net cash provided by (used in) investing activities	$5,687	$1,668	$(39,142)	$4,902
Net cash provided by financing activities	$753	$216,339	$6,892	$216,347

Couchbase, Inc.
Key Business Metrics
(in millions)
(unaudited)

	As of
	April 30,	July 31,	Oct. 31,	Jan. 31,	April 30,	July 31,
	2021	2021	2021	2022	2022	2022
Annual Recurring Revenue	$109.5	$115.2	$122.3	$132.9	$139.7	$145.2